EX 3.1
                      RESTATED ARTICLES OF ORGANIZATION AND
          ARTICLES OF AMENDMENT OF JOHN HANCOCK LIFE INSURANCE COMPANY

                                                                     EXHIBIT 3.1

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-1414660
                                                             -------------------

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
                Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We,   David F. D'Alessandro                                    , *President
   ------------------------------------------------------------

and   Barry J. Rubenstein                                         Secretary
   --------------------------------------------------------------

of John Hancock Life Insurance Company                                         ,
  -----------------------------------------------------------------------------
                           (Exact name of corporation)

located at 200 Clarendon Street, Boston, Massachusetts 02117                   ,
          ---------------------------------------------------------------------
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

      Articles 3 and 6
--------------------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted (***) by vote of:

1,000    shares of common              of 1,000              shares outstanding,
--------          --------------------    ------------------
             (type, class & series if any)

         shares of                     of                shares outstanding, and
--------          --------------------    --------------
             (type, class & series if any)

         shares of                     of                    shares outstanding,
--------          --------------------    ------------------
             (type, class & series, if any)

(1)** being at least a majority of each type, class or series outstanding and entitled to vote thereon: / or (2)** being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

      (***) -- by unanimous written consent of sole shareholder on March 13, 2000.

* Delete the inapplicable words.  ** Delete the inapplicable clause.
(1) For amendments adopted pursuant to Chapter 156B. Section 70.
(2) For amendments adopted pursuant to Chapter 156B. Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

                                  SEE ATTACHED

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ______________________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 13th day of March, 2000.

_________________________________________________, *President / *Vice President,

____________________________________________________, *Clerk / *Assistant Clerk.

*Delete the inapplicable words.

                                   Article VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

(a) No contract or other transaction of this corporation with any other person, corporation, association, or partnership shall be affected or invalidated by the fact that (i) this corporation is a stockholder or partner in, or affiliate of, such other corporation, association, or partnership, or (ii) any one or more of the officers or directors of this corporation is an officer, director or partner of such other corporation, association or partnership, or (iii) any officer or director of this corporation, individually or jointly with others, is a party to or is interested in such contract or transaction. Any director of this corporation may be counted in determining the existence of a quorum at any meeting of the board of directors for the purpose of authorizing or ratifying any such contract or transaction, and may vote thereon, with like force and effect as if he or she were not so interested or were not an officer, director, or partner of such other corporation, association, or partnership.

(b) The corporation may be a partner in any business enterprise which it would have power to conduct itself.

(c) The corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

(d) The by-laws may provide that the directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law, these articles of organization, or the by-laws requires action by the stockholders.

(e)   Meetings of the stockholders may be held anywhere in the United States.

(f) Except as otherwise provided by law, no stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will, for any reason, be adverse to the interests of the corporation, and a vote of the board of directors refusing permission to make such examination and setting forth that in the opinion of the board of directors such examination would be adverse to the interests of the corporation shall be prima-facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the board of directors may establish in regard thereto.

(g) The board of directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

(h) The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

(i) The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
    WITHOUT PAR VALUE STOCKS                  WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
   TYPE      NUMBER OF SHARES        TYPE        NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------
Common:            XXX            Common:             1,000              $0.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:         XXX            Preferred:            XXX                XXX
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Change the total authorized to:

--------------------------------------------------------------------------------
    WITHOUT PAR VALUE STOCKS                  WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
   TYPE      NUMBER OF SHARES        TYPE        NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------
Common:            XXX            Common:             1,000             $10,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:         XXX            Preferred:            XXX                 XXX
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

================================================================================

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $10,999 having been paid, said articles are deemed to have been filed with me this 13th day of April, 2000.

Effective date: __________________________________


                            /s/ William Francis Gavin

                              WILLIAM FRANCIS GAVIN
                          Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                Emanuel Alves, Esq.
--------------------------------------------------------------------------------
                John Hancock Life Insurance Company
--------------------------------------------------------------------------------
                200 Clarendon Street, Boston, Massachusetts 02117
--------------------------------------------------------------------------------
     Telephone: (617) 572-0174
                ----------------------------------------------------------------

                                  CERTIFICATION

      I, Corrine L. Weber, Assistant Secretary to John Hancock Life Insurance Company, hereby certify that the attached document is a true and accurate copy of John Hancock Life Insurance Company's Restated Articles of Organization, as approved by the Massachusetts Insurance Commissioner and filed with the Massachusetts Secretary of State's office, both effective February 1, 2000.


                                                     /s/ Corrine L. Weber
                                                     --------------------

Dated: 2/1/00
Boston, Massachusetts

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-1414660
                                                             -------------------

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

We,   DAVID F. D'ALESSANDRO                                    , *President
   ------------------------------------------------------------

and   BARRY J. RUBENSTEIN                                         Secretary
   --------------------------------------------------------------

of JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY                                  ,
  -----------------------------------------------------------------------------
                           (Exact name of corporation)

located at 200 CLARENDON STREET, BOSTON, MASSACHUSETTS 02117                   ,
          ---------------------------------------------------------------------
                (Street address of corporation in Massachusetts)

do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on [November 30], 1999 by a vote of the directors/or:

                            [votes of Voting Members]

**being at least two-thirds of the votes of Members voting in person or by proxy or mail.

                                    ARTICLE I

                         The name of the corporation is:

                       JOHN HANCOCK LIFE INSURANCE COMPANY

                                   ARTICLE II

               The purpose of the corporation is to engage in the
                        following business activity(ies):

                                  See Insert 2

*Delete the inapplicable words. ** Delete the inapplicable clause.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

--------------------------------------------------------------------------------
        WITHOUT PAR VALUE                         WITH PAR VALUE
--------------------------------------------------------------------------------
   TYPE      NUMBER OF SHARES        TYPE        NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------
Common:                           Common:             1,000               $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                        Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

See Insert 5

                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Insert 6

**If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                    Insert 2

The purposes for which the corporation is formed are as follows:

The Corporation is constituted for the purpose of transacting on the stock plan, the kinds of insurance now or hereafter described in or permitted by Clauses 6th, 10th, 14th 15th, and 16th of Section 47 and Section 54G of Chapter 175 of the General Laws of the Commonwealth of Massachusetts, and the businesses authorized by Section 47A of chapter 175 of the General Laws of the Commonwealth of Massachusetts, and any acts in amendment thereof or in addition thereto, and such other kinds of insurance as may be permitted now or hereafter to be transacted by insurance corporations organized or authorized to transact any of the kinds of insurance now or hereafter described or permitted by said Clauses of Section 47 and Sections 47A and 54G; and including any form of insurance which may be permitted by paragraphs (b) and (g) of Section 51 of said Chapter 175; and any acts in amendment thereof or in addition thereto; thus including the authority pursuant to said Clauses of Section 47 and Sections 47A and 54G; and including, pursuant to the provisions of paragraph (g) of said Section 51, authority to write such other form or forms of insurance coverage not included in the provisions of said Sections 47, 47A and 54G, and not contrary to the law, as the Massachusetts Commissioner of Insurance, in his or her discretion, may authorize and license subject to such terms and conditions as he or she may from time to time prescribe.

The Board of Directors may permit the issuance of participating policies, and may permit the policyholders of the Corporation from time to time to participate in the profits of its operations through the payment of dividends. The board of directors shall have the power to make reasonable classification or classifications of policies and to take such other action, in accordance with the law, as may be necessary or desirable to carry into effect any participation by policyholders in the profits of the operations of the Corporation.

                                    Insert 5

      Pursuant to Section 9.4 of the Plan of Reorganization of John Hancock Mutual Life Insurance Company dated August 31, 1999, (the "Plan of Reorganization"), and as authorized by Section 19E of Chapter 175 of the Massachusetts General Laws, no person (or persons acting in concert) may directly or indirectly offer to acquire or acquire the beneficial ownership of 10% or more of the common stock of the Corporation until two years after the effective date of the reorganization of John Hancock Mutual Life Insurance Company pursuant to the Plan of Reorganization, except a person that becomes such a beneficial owner as a result of John Hancock Financial Services, Inc.'s issuance of common stock to such person as consideration in an acquisition of another entity initiated by John Hancock Financial Services, Inc. by authority of the John Hancock Financial Services, Inc.'s board of directors. Further, without the prior approval of the John Hancock Financial Services Inc.'s board of directors, and the Massachusetts Commissioner of Insurance, no person (or persons acting in concert) may directly or indirectly offer to acquire or acquire beneficial ownership of 10% or more of the common stock of the Corporation during the one year period following the two year period described above, except a person that becomes such a beneficial owner as a result of the John Hancock Financial Services, Inc.'s issuance of its common stock to such person as consideration in acquisition of another entity initiated by the John Hancock Financial Services, Inc. by authority of the John Hancock Financial Services, Inc.'s board of directors. For purposes of this Article V, the term "person" shall mean an individual, corporation, joint venture, partnership, association, trust, trustee, unincorporated entity, organization or government or any department or agency thereof.

                                    Insert 6

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

(a) No contract or other transaction of this corporation with any other person, corporation, association, or partnership shall be affected or invalidated by the fact that (i) this corporation is a stockholder or partner in, or affiliate of, such other corporation, association, or partnership, or (ii) any one or more of the officers or directors of this corporation is an officer, director or partner of such other corporation, association or partnership, or (iii) any officer or director of this corporation, individually or jointly with others, is a party to or is interested in such contract or transaction. Any director of this corporation may be counted in determining the existence of a quorum at any meeting of the board of directors for the purpose of authorizing or ratifying any such contract or transaction, and may vote thereon, with like force and effect as if he or she were not so interested or were not an officer, director, or partner of such other corporation, association, or partnership.

(b) The corporation may be a partner in any business enterprise which it would have power to conduct itself.

(c) The corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

(d) The by-laws may provide that the directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law, these articles of organization, or the by-laws requires action by the stockholders.

(e)   Meetings of the stockholders may be held anywhere in the United States.

(f) Except as otherwise provided by law, no stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will, for any reason, be adverse to the interests of the corporation, and a vote of the board of directors refusing permission to make such examination and setting forth that in the opinion of the board of directors such examination would be adverse to the interests of the corporation shall be prima-facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the board of directors may establish in regard thereto.

(g) The board of directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

(h) The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

(i) The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.

                               BOARD OF DIRECTORS

                   John Hancock Mutual Life Insurance Company
                        John Hancock Place, P.O. Box 111
                                Boston, MA 02117

---------------------------------------------------------------------------------------------------------
        NAME                      RESIDENTIAL ADDRESS                     POST OFFICE ADDRESS
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Stephen L. Brown              180 Beacon Street                 P.O. Box 111
                              Apartment 14G                     Boston, MA 02117
                              Boston, MA 02116
---------------------------------------------------------------------------------------------------------
David F. D'Alessandro         158 Buckskin Drive                P.O. Box 111
                              Weston, MA 02193                  Boston. MA 02117
---------------------------------------------------------------------------------------------------------
Foster L. Aborn               121 Main Street                   P.O. Box 111
                              Hingham, MA 02043                 Boston, MA 02117
---------------------------------------------------------------------------------------------------------
Samuel W. Bodman              40 Battery Street                 Cabot Corporation
                              Burroughs Wharf, Apartment 612    75 State Street
                              Boston, MA 02109-1005             Boston, MA 02109-1806
---------------------------------------------------------------------------------------------------------
I. MacAllister Booth          68 Barnes Hill Road               68 Barnes Hill Road
                              Concord, MA 01742                 Concord, MA 01742
---------------------------------------------------------------------------------------------------------
Wayne A. Budd                 460 Park Drive                    Bell Atlantic
                              Boston, MA 02215                  185 Franklin Street, 18th Floor
                                                                Boston, MA 02110
---------------------------------------------------------------------------------------------------------
John M. Connors, Jr.          71 Sears Road                     Hill, Holliday, Connors, Cosmopulos, Inc.
                              Brookline, MA 02146               200 Clarendon Street
                                                                Boston, MA 02116
---------------------------------------------------------------------------------------------------------
Robert E. Fast, Esq.          36 Walnut Park                    Hale and Dorr
                              Newton, MA 02158                  60 State Street
                                                                Boston, MA 02109
---------------------------------------------------------------------------------------------------------
Dr. Kathleen Foley Feldstein  147 Clifton Street                Economic Studies, Inc.
                              Belmont, MA 02178                 147 Clifton Street
                                                                Belmont, MA 02178
---------------------------------------------------------------------------------------------------------
Nelson S. Gifford             14 Windsor Road                   Fleetwing Capital
                              Wellesley, MA 02181               75 Federal Street, Suite 1100
                                                                Boston, MA 02110-1911
---------------------------------------------------------------------------------------------------------
Michael C. Hawley             42 Chestnut Street                The Gillette Company
                              Boston, MA 02108                  800 Boylston Street, 48th Floor
                                                                Boston, MA 02199
---------------------------------------------------------------------------------------------------------
Edward H. Linde               265 Country Drive                 Boston Properties, Inc.
                              Weston, MA 02193                  Prudential Center
                                                                800 Boylston Street, 4th Floor
                                                                Boston, MA 02199
---------------------------------------------------------------------------------------------------------
Judith A. McHale              1703 Delfield Street              Discovery Communications, Inc.
                              Chevy Chase, MD 20815             7700 Wisconsin Avenue
                                                                Bethesda, MD 20814
---------------------------------------------------------------------------------------------------------
Richard F. Syron              394 Hammond Street                Thermo Electron Corporation
                              Chestnut Hill, MA 02467           81 Wyman Street
                                                                Waltham, MA 02454
---------------------------------------------------------------------------------------------------------
Robert J. Tarr, Jr.           40 White Oak Road                 40 White Oak Road
                              Wellesley, MA 02181-1435          Wellesley, MA 02181-1435
---------------------------------------------------------------------------------------------------------

                                   ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  Feb. 1, 2000

                                  ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

                       200 Clarendon St., Boston, MA 02117

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

              NAME                 RESIDENTIAL ADDRESS       POST OFFICE ADDRESS

President: David F. D'Alessandro   158 Bucksin Drive         P.O. Box 111
                                   Weston, MA 02193          Boston, MA 02117

Treasurer: Gregory P. Winn         35 Woodland Street        P.O. Box 111
                                   Sherborn, MA 01770        Boston, MA 02117

Clerk: Barry J. Rubenstein         6 Garvey Road             P.O. Box 111
                                   Framingham, MA 01701      Boston, MA 02117

Directors: See Attached

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: DECEMBER

d. The name and business address of the resident agent, if any, of the corporation is:

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

                            Amendment to Article I.

SIGNED UNDER THE PENALTIES OF PERJURY, this 26th day of February, 2000.

/s/ [ILLEGIBLE]                                                     , *President
--------------------------------------------------------------------

/s/ [ILLEGIBLE]                                                     ,  SECRETARY
--------------------------------------------------------------------

*Delete the inapplicable words. **If there are no amendments, state "None".

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION

                        DOMESTIC STOCK INSURANCE COMPANY

                    (General Laws, Chapter 175, Section SOB)

      I hereby certify that upon examination of the within Restated Articles of Organization duly submitted to me, it appears that said Restated Articles of Organization conform to the requirements of law and are hereby approved this 26th day of January, 2000.

                               /s/ Linda Ruthardt
                               ------------------
                                 LINDA RUTHARDT
                            Commissioner of Insurance

I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $200.00 having been paid, said Restated Articles of Organization are deemed to have been filed with me this 26th of January, 2000.

                            /s/ William Francis Gavin
                            -------------------------
                             William Francis Galvin
                          Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION

                         Photo copy of amendment to be sent

                         TO:   John Hancock Life Insurance Company
                               P.O. Box 111, T-58
                               Boston, MA 02117
                               ATTN:  Ms. Antoniette Ricci, Assistant Secretary

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

================================================================================

I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $300 having been paid, said articles are deemed to have been filed with me this 26th day of January, 2000.

                        Effective Date: February 1, 2000

                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth


                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                   __________________________________________

                   __________________________________________

                   __________________________________________

                   Telephone: _______________________________